UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 2, 2020

China Shouguan Investment Holding Group Corp.

(Exact name of Registrant as specified in its charter)

Nevada	000-54432	27-2513824
(State or other jurisdiction of	(Commission File Number)	(IRS employer
incorporation or organization)		identification no.)

780 Reservoir Avenue, #123 Cranston, RI 02910	02910
(Mailing Address)	(Zip Code)

Registrant’s telephone number, including area code: 774-250-2456

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CHSO	Not registered on any recognized exchange, but quoted via OTC: Pink

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.01 Changes in Control of Registrant.

On December 2, 2020, as a result of an Application for Custodianship granted by the Eight Judicial District Court, Clark County Nevada, Case Number: A-20-823241-P, Jeffrey DeNunzio was appointed Custodian of China Shouguan Investment Holding Group Corp. (the “Company”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2020, pursuant to the attached court order, the Custodian, Jeffrey DeNunzio, appointed himself as interim Director, President, Secretary, and Treasurer, which amongst other things, provides him with the ability to exercise all of the powers of the Corporation through or in place of its board of directors or officers. A copy of the court order is attached herein as exhibit 99.1.

Jeffrey DeNunzio, age 30, is a private investor and businessman. Mr. DeNunzio has been President of V Financial Group since 2014, and in such capacity, has acted as a research specialist and consultant for numerous publicly traded companies as well as private developmental stage companies. His experience spans from small start up stage companies, to formidable publicly listed companies. Mr. DeNunzio’s expertise includes assisting issuers with preparing offering and registration statements as well as providing Edgarization services.

Item 8.01. Other Events.

The Registrant’s current contact information is listed below:

Mailing Address: 780 Reservoir Avenue, #123 Cranston, RI 02910

Phone number: 774-250-2456

Email: jeff@vfinancialgroup.com

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Notice of Entry of Order in the State of Nevada, dated December 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

China Shouguan Investment Holding Group Corp.

By: /s/ Jeffrey DeNunzio

Name: Jeffrey DeNunzio

Interim Director

Dated: March 10, 2021